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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121492) pertaining to the 2003 Stock Option and Incentive Plan of Spirit Finance Corporation of our report dated March 11, 2005, with respect to the consolidated financial statements of Spirit Finance Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 21, 2005

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Consent of Independent Registered Public Accounting Firm